As filed with the Securities and Exchange Commission on September 24, 2007

Registration No.: 333-123650

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1018684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Morris, President and Chief Executive Officer

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David M. Doney, Esq.

Fowler White Boggs Banker P.A.

501 East Kennedy Boulevard, Suite 1700

Tampa, Florida 33602

Telephone: (813) 228-7411

Facsimile: (813) 229-8313

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION STATEMENT

AND DEREGISTRATION OF SECURITIES

We previously filed a Registration Statement on Form S-3 (File No. 333-123650) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on March 29, 2005, registering the offer and sale of 5,870,000 shares of our common stock to be offered from time-to-time by the selling shareholders named therein. The Commission declared the Registration Statement effective on September 23, 2005.

Our contractual obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, we are filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares of our common stock remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 24, 2007.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ John C. Morris
John C. Morris
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on September 24, 2007, by the following persons in the capacities indicated.

/s/ John C. Morris John C. Morris	Co-Chairman of the Board, Director, President, and Chief Executive Officer (Principal Executive Officer)

/s/ Michael J. Holmes Michael J. Holmes	Chief Financial Officer (Principal Financial Officer)

/s/ Jay A. Nudi Jay A. Nudi	Principal Accounting Officer

/s/ Gregory P. Stemm Gregory P. Stemm	Co-Chairman of the Board, Director, and Vice President–Research and Operations

/s/ David J. Bederman David J. Bederman	Director

/s/ George Knutsson George Knutsson	Director

/s/ George E. Lackman George E. Lackman	Director

/s/ David J. Saul David J. Saul	Director